Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Capitalized terms used but not defined in this Exhibit 99.3 shall have the meanings ascribed to them in the Current Report on Form 8-K (this “Report”) filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2021 and, if not defined in this Report, the final prospectus and definitive proxy statement dated October 21, 2021 filed by Nextdoor Holdings, Inc. (formerly known as Khosla Ventures Acquisition Co. II) prior to the consummation of the Transactions (the “Proxy Statement/Prospectus”).
Unless the context otherwise requires, all references in this section to “New Nextdoor” refer to KVSB and its wholly owned subsidiaries after giving effect to the Transactions.
The unaudited pro forma condensed combined financial information of New Nextdoor has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” (“Article 11 of Regulation S-X”) and presents the combination of the historical financial information of KVSB and Nextdoor adjusted to give effect to the Transactions and the other related events contemplated by the Merger Agreement.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical unaudited condensed balance sheet of KVSB as of September 30, 2021 with the historical unaudited condensed consolidated balance sheet of Nextdoor as of September 30, 2021 on a pro forma basis as if the Transactions and the other related events, summarized below, had been consummated on September 30, 2021.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical unaudited condensed statement of operations of KVSB for the period from January 29, 2021 (date of inception) to September 30, 2021 and the historical unaudited condensed consolidated statement of operations of Nextdoor for the nine months ended September 30, 2021 on a pro forma basis as if the Transactions and the other related events, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. The date of inception for KVSB was January 29, 2021, therefore the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 presents only the historical audited consolidated statement of operations of Nextdoor for the year ended December 31, 2020 on a pro forma basis as if the Transactions and the other related events, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this Report or in the Proxy Statement/Prospectus and incorporated herein by reference:
•the historical unaudited condensed financial statements of KVSB as of September 30, 2021 and for the period from January 29, 2021 (date of inception) to September 30, 2021, included in KVSB’s Quarterly Report filed on Form 10-Q filed with the SEC on November 3, 2021;
•the historical unaudited condensed consolidated financial statements of Nextdoor as of and for the nine months ended September 30, 2021 and the historical audited consolidated financial statements of Nextdoor as of and for the year ended December 31, 2020; and
•other information relating to KVSB and Nextdoor included in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “BCA Proposal.”
The unaudited pro forma condensed combined financial information should also be read together with the section entitled “KSVB’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Nextdoor’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this Report or in the Proxy Statement/Prospectus and incorporated herein by reference.
Description of the Transactions
Pursuant to the Merger Agreement, Merger Sub merged with and into Nextdoor, with Nextdoor surviving the Transactions. Nextdoor became a wholly owned subsidiary of KVSB and KVSB was immediately renamed Nextdoor Holdings, Inc. Upon the consummation of the Transactions, all holders of 97,886,321 issued and outstanding shares of Nextdoor common stock (after giving effect to the conversion of all Nextdoor preferred stock) received shares of New Nextdoor Class B common stock at a deemed value of $10.00 per share after giving effect to the Exchange Ratio resulting in 304,003,976 shares of New Nextdoor Class B common stock immediately issued and outstanding as of the Closing, all holders of issued and outstanding Nextdoor Equity Awards received New Nextdoor Awards covering 62,308,475 shares of New Nextdoor Class B common stock after giving effect to the Exchange Ratio, and holders of each entitlement to receive Nextdoor common stock pursuant to the Pixel Labs Merger Agreement were automatically converted into the right to receive 180,549 shares of New Nextdoor Class B common stock after giving effect to the Exchange Ratio, based on the following events contemplated by the Merger Agreement and based on Nextdoor’s capitalization as of November 5, 2021:
•the conversion of all 61,331,815 issued and outstanding shares of Nextdoor preferred stock into 61,331,815 shares of Nextdoor common stock at the conversion rate as calculated pursuant to Nextdoor’s articles of incorporation;
•the conversion of all 97,886,321 issued and outstanding shares of Nextdoor common stock (including Nextdoor common stock resulting from the conversion of the Nextdoor preferred stock) into 304,003,976 shares of New Nextdoor Class B common stock as adjusted by the Exchange Ratio;
•the conversion of all 19,196,313 granted and outstanding unexercised Nextdoor Options into 59,616,898 New Nextdoor Options exercisable for shares of New Nextdoor Class B common stock with the same terms and vesting conditions except for the number of shares exercisable and the exercise price, each of which was adjusted by the Exchange Ratio;
•the conversion of all 866,687 granted and outstanding unvested Nextdoor RSUs into 2,691,577 New Nextdoor RSUs for shares of New Nextdoor Class B common stock with the same terms and vesting conditions except for the number of shares, which was adjusted by the Exchange Ratio; and
•the conversion of the entitlement to receive 58,135 shares of Nextdoor common stock pursuant to the Pixel Labs Merger Agreement into the right to receive 180,549 shares of New Nextdoor Class B common stock, which was adjusted by the Exchange Ratio.
The determination of the 304,003,976 shares of New Nextdoor Class B common stock issued and outstanding as of the Closing and the New Nextdoor Awards covering 62,308,475 shares reserved for the potential future issuance of New Nextdoor Class B common stock is summarized below:

	Nextdoor Stock Outstanding as of September 30, 2021	Additional Nextdoor Stock Issued After September 30, 2021(1)	Conversion of Nextdoor Preferred Stock into Common Stock	Nextdoor Stock Outstanding Prior to Closing	New Nextdoor Stock Held by Nextdoor Stockholders Post Closing(2)
COMMON STOCK
Common Stock	36,361,781	192,725	61,331,815	97,886,321	304,003,976
PREFERRED STOCK
Series A Preferred Stock	10,100,000	—	(10,100,000)	—	—
Series B Preferred Stock	11,476,446	—	(11,476,446)	—	—
Series C Preferred Stock	7,274,066	—	(7,274,066)	—	—
Series D Preferred Stock	6,795,019	—	(6,795,019)	—	—
Series E Preferred Stock	6,784,477	—	(6,784,477)	—	—
Series F Preferred Stock	7,604,539	—	(7,604,539)	—	—
Series G Preferred Stock	2,958,006	—	(2,958,006)	—	—
Series H Preferred Stock	8,339,262	—	(8,339,262)	—	—
Total Common and Preferred Stock	97,693,596	192,725	—	97,886,321	304,003,976
Nextdoor Options	19,510,612	(314,299)	—	19,196,313	59,616,898
Nextdoor RSUs	209,130	657,557	—	866,687	2,691,577
Total Nextdoor Awards	19,719,742	343,258	—	20,063,000	62,308,475
Total Nextdoor Stock and Awards(3)	117,413,338	535,983	—	117,949,321	366,312,451

__________________
(1)Reflects the capitalization activity of Nextdoor subsequent to the latest balance sheet date through November 5, 2021.
(2)Per the terms of the Merger Agreement, no fractional shares of New Nextdoor Class B common stock were issued. Each holder of Nextdoor stock entitled to a fraction of a share of New Nextdoor Class B common stock had its fractional share rounded down to the nearest whole share. Each holder of a Nextdoor Award entitled to a New Nextdoor Award underlying a fraction of a share of New Nextdoor Class B common stock had its fractional award rounded down to the nearest whole share.
(3)Excludes the conversion of the entitlement to receive 58,135 shares of Nextdoor common stock pursuant to the Pixel Labs Merger Agreement into the right to receive 180,549 shares of New Nextdoor Class B common stock, which was adjusted by the Exchange Ratio.
The pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
Other Related Events in Connection with the Transactions
Other related events that occurred in connection with the Transactions are summarized below:
•the filing and effectiveness of our amended and restated certificate of incorporation and the effectiveness of our restated bylaws, each of which occurred immediately prior to the Effective Time and the closing of the PIPE Investment;
•the sale and issuance of 27,000,000 shares of New Nextdoor Class A common stock to PIPE Investors, which includes 750,000 shares of New Nextdoor Class A common stock to the Sponsor Related PIPE Investors and 4,500,000 shares of New Nextdoor Class A common stock to the Nextdoor PIPE Investors, including 500,000 shares of New Nextdoor Class A common stock to Nextdoor’s Chief Executive Officer and President, at a purchase price of $10.00 per share pursuant to the PIPE Investment; and
•the satisfaction of the performance-based vesting condition upon the Closing of the Transactions for a stock option to purchase 743,184 shares of Nextdoor common stock granted to Nextdoor's Chief Executive Officer and President in March 2021, which resulted in stock-based compensation expense of $8.5 million. The option vested in a single installment upon the Closing subject to her continuous employment through such date.
Expected Accounting Treatment of the Transactions
The Transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, KVSB is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Transactions are expected to be reflected as the equivalent of Nextdoor issuing stock for the net assets of KVSB, accompanied by a recapitalization. The net assets of KVSB will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Nextdoor.
Nextdoor has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:
•Nextdoor stockholders have a relative majority of the voting power of New Nextdoor;
•The board of directors of New Nextdoor has ten members, and Nextdoor stockholders have the ability to nominate a majority of the members of the board of directors;
•Nextdoor’s senior management comprise the senior management roles of New Nextdoor and are responsible for the day-to-day operations;
•New Nextdoor assumed the Nextdoor Holdings, Inc. name and corporate headquarters; and
•The intended strategy and operations of New Nextdoor continues Nextdoor’s current strategy and operations to leverage technology to connect millions of neighbors online and in real life to build stronger, more vibrant, and resilient neighborhoods.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information in accordance with GAAP necessary for an illustrative understanding of New Nextdoor upon consummation of the Transactions. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings, or cost savings. Any cash proceeds remaining after the consummation of the Transactions and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of New Nextdoor following the completion of the Transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. KVSB and Nextdoor have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma condensed combined financial information contained herein reflects KVSB stockholders’ approval of the Transactions on November 2, 2021 and the redemption of 1,222,040 public shares of KVSB’s Class A common stock at approximately $10.00 per share based on the pro rata portion of the funds in the trust account, for an aggregate payment of $12.2 million.
The following summarizes the New Nextdoor common stock issued and outstanding immediately after the Closing of the Transactions on November 5, 2021:

	Share Ownership in New Nextdoor
	Pro Forma Combined(4)
	Class A	Class B(2)
	Number of Shares	Number of Shares	% Ownership	% Voting
Nextdoor stockholders(1)	—	304,003,976	79.3%	97.4%
KVSB Sponsor and related parties(5)	11,541,291	—	3.0%	0.4%
KVSB public stockholders	40,412,372	—	10.6%	1.3%
PIPE Investors(3)	27,000,000	—	7.1%	0.9%
Total	78,953,663	304,003,976	100.0%	100.0%
__________________
(1)Excludes 62,308,475 shares of New Nextdoor Class B common stock (or 48,287,115 shares of New Nextdoor Class B common stock assuming that all Nextdoor Awards are net settled at a deemed value of $10.00 per share and a weighted-average exercise price for the New Nextdoor Options of $2.35 per share after giving effect to the Exchange Ratio) reserved for potential future issuance upon the exercise or settlement of New Nextdoor Options, New Nextdoor Restricted Stock Awards, and New Nextdoor RSUs and excludes 180,549 shares of New Nextdoor Class B common stock related to certain entitlements pursuant to the Pixel Labs Merger Agreement. Also excludes the PIPE Investment made by the Nextdoor PIPE Investors.
(2)Nextdoor stockholders convert into New Nextdoor Class B common stock with 10:1 voting rights.
(3)Reflects the sale and issuance of 27,000,000 shares of New Nextdoor Class A common stock to PIPE Investors, which includes 750,000 shares of New Nextdoor Class A common stock to the Sponsor Related PIPE Investors and 4,500,000 shares of New Nextdoor Class A common stock to the Nextdoor PIPE Investors, including 500,000 shares of New Nextdoor Class A common stock to Nextdoor's Chief Executive Officer and President, at a purchase price of $10.00 per share pursuant to the PIPE Investment.
(4)Reflects redemptions of 1,222,040 public shares of KVSB's Class A common stock in connection with the Transactions at a redemption price of approximately $10.00 per share based on funds held in the trust account as of November 3, 2021, two business days prior to the Closing.
(5)Excludes the PIPE Investment made by the Sponsor Related PIPE Investors and includes shares held by members of the board of directors of KVSB. Reflects the conversion of the holdings of KVSB Sponsor and its related parties to New Nextdoor Class A common stock in connection with the Closing.
If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(in thousands)

	Historical KVSB	Historical Nextdoor	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$572	$66,320	$416,355	A	$692,511
			270,000	B
			(48,515)	C
			(12,221)	D
Marketable securities	—	40,239			40,239
Accounts receivable, net	—	26,784			26,784
Prepaid expenses and other current assets	654	11,746			12,400
Total current assets	1,226	145,089	625,619		771,934
Property and equipment, net	—	12,294			12,294
Operating lease right-of-use assets	—	61,090			61,090
Intangible assets, net	—	5,298			5,298
Goodwill	—	1,211			1,211
Marketable securities held in trust account	416,355	—	(416,355)	A	—
Other assets	311	4,961	(4,591)	C	681
TOTAL ASSETS	$417,892	$229,943	$204,673		$852,508

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$113	$4,360	$(785)	C	$3,688
Operating lease liabilities, current	—	6,978			6,978
Liability for unvested restricted stock	—	6,194			6,194
Accrued expenses and other current liabilities	1,582	20,960	(832)	C	21,710
Franchise tax payable	150	—			150
Advances from related party	0	—	0	C	—
Total current liabilities	1,845	38,492	(1,617)		38,720
Operating lease liabilities, non-current	—	63,448			63,448
Deferred underwriting fees payable	14,572	—	(14,572)	C	—
Class K founder shares derivative liabilities	10,300	—	(10,300)	G	—
Total liabilities	26,717	101,940	(26,489)		102,168

Nextdoor redeemable convertible preferred stock	—	447,166	(447,166)	E	—
KVSB Class A common stock subject to possible redemption	416,355	—	(12,221)	D	—

	Historical KVSB	Historical Nextdoor	Pro Forma Adjustments	Notes	Pro Forma Combined
			(404,134)	H
STOCKHOLDERS’ EQUITY (DEFICIT):
KVSB preferred stock	—	—			—
Nextdoor common stock	—	3	6	E	—
			(9)	F
KVSB Class A common stock	0	—	0	H	—
			0	I
KVSB Class B common stock	1	—	(1)	J	—
New Nextdoor Class A common stock	—	—	3	B	8
			4	H
			0	I
			1	J
			0	G
New Nextdoor Class B common stock	—	—	30	F	30
Additional paid-in capital	—	132,371	269,997	B	1,210,352
			(36,917)	C
			447,160	E
			(21)	F
			10,300	G
			404,130	H
			0	I
			0	J
			(25,181)	K
			8,513	L
Accumulated other comprehensive loss	—	(521)			(521)
Accumulated deficit	(25,181)	(451,016)	25,181	K	(459,529)
			(8,513)	L
Total stockholders’ equity (deficit)	(25,180)	(319,163)	1,094,683		750,340
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)	$417,892	$229,943	$204,673		$852,508

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021
(in thousands, except per share data)

	For the period from January 29, 2021 (inception) through September 30, 2021	Nine Months Ended September 30, 2021
	Historical KVSB	Historical Nextdoor	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$—	$132,870	$—		$132,870
Costs and expenses:
Cost of revenue	—	20,308	—		20,308
Research and development	—	69,612	—		69,612
Sales and marketing	—	76,698	—		76,698
General and administrative	2,480	31,793	—		34,273
Formation costs	25	—	—		25
Franchise tax expense	150	—	—		150
Total costs and expenses	2,655	198,411	—		201,066
Loss from operations	(2,655)	(65,541)	—		(68,196)
Interest income	—	86	—		86
Other income (expense), net	—	(451)	—		(451)
Financing expenses on derivative classified instrument	(36,537)	—	—		(36,537)
Gain on marketable securities (net), dividends and interest, held in trust account	10	—	(10)	AA	—
Change in fair value of derivative liabilities	26,250	—	(26,250)	BB	—
Loss before income taxes	(12,932)	(65,906)	(26,260)		(105,098)
Provision for income taxes	—	96	—		96
Net loss	$(12,932)	$(66,002)	$(26,260)		$(105,194)

Net loss per share attributable to common stockholders, basic and diluted		$(2.00)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted		33,003
Basic and diluted net loss per share, Class A common stock subject to possible redemption	$(0.34)
Weighted average shares outstanding of Class A common stock subject to possible redemption, basic and diluted	32,223
Basic and diluted net loss per share, Class A non-redeemable common stock	$(0.34)
Weighted average shares outstanding of Class A non-redeemable common stock, basic and diluted	877
Basic and diluted net loss per share, Class B non-redeemable common stock	$(0.34)
Weighted average shares outstanding of Class B non-redeemable common stock, basic and diluted	5,000
Net loss per share attributable to common stockholders, basic and diluted					$(0.27)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted					382,957

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except per share data)

	Historical KVSB	Historical Nextdoor	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenue	$—	$123,284	$—		$123,284
Costs and expenses:
Cost of revenue	—	21,586	—		21,586
Research and development	—	69,231	—		69,231
Sales and marketing	—	80,325	—		80,325
General and administrative	—	28,793	8,513	CC	37,306
Total costs and expenses	—	199,935	8,513		208,448
Loss from operations	—	(76,651)	(8,513)		(85,164)
Interest income	—	727	—		727
Other income (expense), net	—	817	—		817
Loss before income taxes	—	(75,107)	(8,513)		(83,620)
Provision for income taxes	—	127	—		127
Net loss	$—	$(75,234)	$(8,513)		$(83,747)

Net loss per share attributable to common stockholders, basic and diluted		$(2.59)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted		29,040
Net loss per share attributable to common stockholders, basic and diluted					$(0.22)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted					382,957

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.Basis of Presentation
The Transactions will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, KVSB is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, the Transactions are expected to be reflected as the equivalent of Nextdoor issuing stock for the net assets of KVSB, accompanied by a recapitalization. The net assets of KVSB will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Nextdoor.
The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical unaudited condensed balance sheet of KVSB as of September 30, 2021 with the historical unaudited condensed consolidated balance sheet of Nextdoor as of September 30, 2021 on a pro forma basis as if the Transactions and the other related events, summarized below, had been consummated on September 30, 2021.
The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the historical unaudited condensed statement of operations of KVSB for the period from January 29, 2021 (date of inception) to September 30, 2021 and the historical unaudited condensed consolidated statement of operations of Nextdoor for the nine months ended September 30, 2021 on a pro forma basis as if the Transactions and the other related events, summarized above, had been consummated on January 1, 2020, the beginning of the earliest period presented. The date of inception for KVSB was January 29, 2021, therefore the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 presents only the historical audited consolidated statement of operations of Nextdoor for the year ended December 31, 2020 on a pro forma basis as if the Transactions and the other related events, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this Report or in the Proxy Statement/Prospectus and incorporated herein by reference:
•the historical unaudited condensed financial statements of KVSB as of September 30, 2021 and for the period from January 29, 2021 (date of inception) to September 30, 2021, included in KVSB’s Quarterly Report filed on Form 10-Q filed with the SEC on November 3, 2021;
•the historical unaudited condensed consolidated financial statements of Nextdoor as of and for the nine months ended September 30, 2021 and the historical audited consolidated financial statements of Nextdoor as of and for the year ended December 31, 2020; and
•other information relating to KVSB and Nextdoor included in the Proxy Statement/Prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the section entitled “BCA Proposal.”
The unaudited pro forma condensed combined financial information should also be read together with the section entitled “KSVB’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Nextdoor’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included elsewhere in this Report or in the Proxy Statement/Prospectus and incorporated herein by reference.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this Report. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct incremental transaction costs incurred prior to, or concurrent with, the Closing are reflected on the unaudited pro forma condensed combined balance sheet as a direct reduction to New Nextdoor’s additional paid-in capital and are assumed to be cash settled.
2.Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included on the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:
(A) Reflects the reclassification of $416.4 million of funds held in the trust account to cash and cash equivalents that becomes available for general corporate use by New Nextdoor.
(B) Reflects the gross proceeds of $270.0 million from the sale and issuance of 27,000,000 shares of New Nextdoor Class A common stock to PIPE Investors, which includes 750,000 shares of New Nextdoor Class A common stock to the Sponsor Related PIPE Investors and 4,500,000 shares of New Nextdoor Class A common stock to the Nextdoor PIPE Investors, including 500,000 shares of New Nextdoor Class A common stock to Nextdoor's Chief Executive Officer and President, at a purchase price of $10.00 per share pursuant to the PIPE Investment. Refer to Tickmark (C) for the treatment of the associated direct and incremental transaction costs.
(C) Represents the estimated direct and incremental transaction costs of $52.1 million incurred by KVSB and Nextdoor in connection with the Transactions and the PIPE Investment, of which $3.6 million was paid as of September 30, 2021, including $0.6 million which has been paid by KVSB and $3.0 million paid by Nextdoor. The costs include the deferred underwriting fees of $14.6 million, and includes Nextdoor deferred transaction costs incurred as of September 30, 2021 of $4.6 million, of which $0.8 million and $0.8 million were unpaid and recorded in accounts payable and accrued expenses and other current liabilities, respectively.
(D) Represents the cash disbursed for the redemption of 1,222,040 public shares of KVSB Class A common stock at approximately $10.00 per share based on funds held in the trust account as of November 3, 2021, two business days prior to the Closing, for an aggregate payment of $12.2 million.
(E) Reflects the conversion of Nextdoor preferred stock into Nextdoor common stock on a one-to-one basis pursuant to the conversion rate immediately prior to the Effective Time.
(F) Represents the issuance of 304,003,976 shares of New Nextdoor Class B common stock to holders of Nextdoor common stock at the Closing pursuant to the Merger Agreement to effect the reverse recapitalization.
(G) Reflects the conversion of all 5,000,000 shares of KVSB’s Class K common stock, classified as a derivative liability, into 3,061,354 shares of New Nextdoor Class A common stock in connection with the Closing.
(H) Reflects the reclassification of the remaining 40,412,372 public shares of KVSB's Class A common stock after redemptions to permanent equity and the immediate conversion into shares of New Nextdoor Class A common stock on a one-to-one basis in connection with the Transactions.
(I) Reflects the conversion of 1,132,688 private placement Sponsor shares of KVSB Class A common stock into shares of New Nextdoor Class A common stock on a one-to-one basis in connection with the Transactions.
(J) Reflects the conversion of all 5,000,000 shares of KVSB's Class B common stock into 7,347,249 shares of New Nextdoor Class A common stock in connection with the Closing.
(K) Reflects the elimination of KVSB's historical accumulated deficit with a corresponding adjustment to additional paid-in capital for New Nextdoor in connection with the reverse recapitalization at the Closing.
(L) Reflects stock-based compensation expense of $8.5 million as of September 30, 2021 related to a stock option to purchase 743,184 shares of Nextdoor common stock granted to Nextdoor's Chief Executive Officer and President, for which the performance-based vesting condition was satisfied upon the Closing of the Transactions, which is reflected as an increase to additional paid-in capital and accumulated deficit, as further described in Note 8 to the Nextdoor unaudited condensed consolidated financial statements included elsewhere in this Report. The option vested in a single installment upon the Closing subject to her continuous employment through such date.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020 were as follows:
(AA) Represents the elimination of the gain on marketable securities, dividends, and interest, related to funds held in the KVSB trust account.
(BB) Reflects the elimination of the impact of the change in fair value of the derivative liabilities as these securities were converted into shares of New Nextdoor Class A common stock in connection with the Closing. The financing expenses related to the derivative classified instruments for KVSB's Class K founder shares incurred at KVSB's inception of $36.5 million have not been eliminated from the unaudited pro forma condensed combined statement of operations as the expenses incurred at inception are not affected by the conversion of the shares of KVSB's Class K common stock into shares of New Nextdoor Class A common stock in connection with the Closing.
(CC) Reflects stock-based compensation expense of $8.5 million related to a stock option to purchase 743,184 shares of Nextdoor common stock granted to Nextdoor's Chief Executive Officer and President, for which the performance-based vesting condition was satisfied upon the Closing of the Transactions, as further described in Note 8 to the Nextdoor unaudited condensed consolidated financial statements included elsewhere in this Report. The option vested in a single installment upon the Closing subject to her continuous employment through such date.
3.Net Loss Per Share
Represents the net loss per share calculated under the two-class method using the pro forma basic and diluted weighted average shares outstanding of New Nextdoor common stock as a result of the pro forma adjustments. The Company used the two-class method to compute net loss per share, because it had issued multiple classes of common stock. The two-class method requires earnings for the period to be allocated between multiple classes of common stock based upon their respective rights to receive distributed and undistributed earnings. As the Transactions are being reflected as if the reverse recapitalization had occurred on January 1, 2020, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes the shares issued in connection with the Transactions have been outstanding for the entire periods presented. The public shares of KVSB Class A common stock redeemed are eliminated in this calculation as of January 1, 2020.
The unaudited pro forma condensed combined per share data is as follows:

	Nine Months Ended September 30, 2021
(in thousands, except per share data)	New Nextdoor Class A Common Stock	New Nextdoor Class B Common Stock
Numerator:
Pro forma net loss attributable to common stockholders – basic and diluted	$(21,688)	$(83,506)
Denominator:
Nextdoor stockholders	—	304,004
Sponsor and related parties	11,541	—
KVSB public stockholders	40,412	—
PIPE Investors	27,000	—
Pro forma weighted average shares outstanding – basic and diluted	78,953	304,004
Pro forma net loss per share attributable to common stockholders – basic and diluted	$(0.27)	$(0.27)

	Year Ended December 31, 2020
(in thousands, except per share data)	New Nextdoor Class A Common Stock	New Nextdoor Class B Common Stock
Numerator:
Pro forma net loss attributable to common stockholders – basic and diluted	$(17,266)	$(66,481)
Denominator:
Nextdoor stockholders	—	304,004
Sponsor and related parties	11,541	—
KVSB public stockholders	40,412	—
PIPE Investors	27,000	—
Pro forma weighted average shares outstanding – basic and diluted	78,953	304,004
Pro forma net loss per share attributable to common stockholders – basic and diluted	$(0.22)	$(0.22)
Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods presented because including them would have an anti-dilutive effect:

(in thousands)	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
New Nextdoor Options outstanding	59,617	59,617
Unvested New Nextdoor RSUs	2,692	2,692